SCHEDULE 14C DEFINITIVE INFORMATION STATEMENT

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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AppTech Corp.
(Name of Registrant as Specified in Its Charter)

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APPTECH CORP.

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Regulation 14C

of the Securities Exchange Act of 1934 as amended

APPTECH CORP

5876 Owens Ave., Suite 100

Carlsbad, Ca 92008

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

AppTech Corp. is referred to herein as the “Company”, “we, “our” or “us”.

This Definitive Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $.0001 per share (the “Common Stock”), of AppTech Corp. a Wyoming Corporation (the “Company”), to notify such Stockholders that on or about April 16, 2021, the Company received written consents in lieu of a meeting of Stockholders from holders of 58,576,653 shares of voting securities representing approximately 54.7% of the 107,024,641 shares of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) to authorize the Company’s Board of Directors to approve the following:

(1)	to effectuate a reverse stock split (pro-rata reduction of outstanding shares) of our issued and outstanding shares of Common Stock at a ratio of not less than 1-for-2 and not greater than 1-for-12 (the “Reverse Stock Split”), with the Reverse Stock Split to be effected at such time and date, if at all, as determined by the Board of Directors in its sole discretion. Further, as part of the Reverse Stock Split, proportionate adjustments to the Reverse Stock Split conversion ratio will be made to the shares of the Company’s Series A Preferred Stock currently outstanding, the per share exercise price and the number of shares of common stock that may be purchased upon exercise of outstanding stock options granted by the Company, and the number of authorized shares of common stock reserved for future issuance.

(2)	to effectuate the Company’s change of domicile, or re-incorporation in Delaware, transferring the Company from Wyoming (the “Re-Incorporation” and together with the Reverse Stock Split, the “Corporate Actions”), in connection with the Reverse Stock Split and other related corporate actions, with the Re-Incorporation to be effected at such time and date, if at all, as determined by the Board in its sole discretion.

On February 02, 2021, our Board of Directors unanimously approved the Reverse Stock Split and Re-Incorporation, subject to Stockholder approval. The Majority Stockholders approved the Reverse Stock Split and Re-Incorporation by written consent in lieu of a meeting on April 16, 2021. Accordingly, our Board is not soliciting your proxy or consent in connection with the Corporate Actions. You are urged to read this Information Statement carefully and in its entirety for a description of the Corporate Actions taken by the Majority Stockholders. Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the Corporate Actions taken have no right under Wyoming corporate law or the Articles of Incorporation or Bylaws to dissent or require a vote of all Stockholders.

The Corporate Action will not become effective before a date which is twenty (20) calendar days after this Information Statement is first provided to Stockholders. The Information Statement will be provided to our Stockholders of Record upon the filing of the Definitive Information Statement. The Information Statement is being provided to Stockholders of record as of October 14, 2021. The entire cost of furnishing this Information Statement will be borne by the Company.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By order of the Board of Directors of

APPTECH CORP.

Date: October 14, 2021

/s/ Luke D’Angelo

By: Luke D’Angelo – Chief Executive Officer/Chairman of the Board

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

This Information Statement contains a summary of the material aspects of the Reverse Stock Split and Re-Incorporation approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

ACTION TO BE TAKEN – REVERSE STOCK SPLIT AND RE-INCORPORATION

ACTION - REVERSE STOCK SPLIT - DECREASE THE NUMBER OF ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK

GENERAL

The Board approved a resolution to effectuate a reverse stock split (pro-rata reduction of outstanding shares) of our issued and outstanding shares of Common Stock at a ratio of not less than 1-for-2 and not greater than 1-for-12. Should the Board of Directors exercise their discretion to effectuate the Reverse Stock Split, up to 12 shares of our Common Stock will be automatically converted into 1 share of Common Stock. Further, as part of the Reverse Stock Split, proportionate adjustments will be made the shares of the Company’s Series A Preferred Stock currently outstanding, the per share exercise price and the number of shares of common stock that may be purchased upon exercise of outstanding stock options granted by the Company, and the number of authorized shares of common stock reserved for future issuance.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OR CANCELLATION OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES WILL BE REDUCED ON THE SAME PRO-RATA BASIS AS THE SHARES ISSUED AND OUTSTANDING.

PURPOSE AND MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

The Company’s Board of Directors deemed it advisable and in the best interests of the Company and its shareholders to reverse split of the Company’s Common Stock at a ratio between one (1) for two (2) and one (1) for twelve (12) because the resulting price per share after the Reverse Split will enable the Company to meet the initial listing requirements of a national exchange. Upon successfully listing on a national exchange, it will attract potential investors, including institutional investment, and will result in a more liquid public market. As a result, the Board of Directors has proposed the Reverse Stock Split as one method to help enable the Company’s long term success and financing.

We believe that the reverse stock split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities. However, the effect of the reverse split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The reverse split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power. The principal effect of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced from 113,154,601 shares of Common Stock as of October 14, 2021, to between approximately 56,577,301 and 9,429,550 shares. The Reverse Stock Split will affect the shares of common stock outstanding, the number of authorized shares, the conversion price of shares of the Company’s Series A Preferred Stock and the per share exercise price and number of shares of common stock that may be purchased upon exercise of outstanding stock options granted by the Company.

The Reverse Stock Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The Reverse Stock Split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own fewer numbers of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by the to be determined conversion ratio). While we expect that the Reverse Stock Split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the Reverse Stock Split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

As discussed above, the Reverse Stock Split was the subject of a unanimous vote by the Board of Directors approving the Reverse Stock Split. There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes a reverse stock split.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

SUMMARY OF REVERSE STOCK SPLIT

Below is a summary of the Reverse Stock Split:

●	The issued and outstanding Common Stock shall be reduced on the basis of one post-split share of the Common Stock for every [yet to be determined pro-rata ratio] pre-split shares of the Common Stock outstanding. The consolidation shall not affect any rights, privileges, or obligations with respect to the shares of the Common Stock existing prior to the consolidation.

●	Upon the effective date, the common stock held by the stockholders of record as of October 14, 2021, shall have their total shares reduced on the basis of one post-split share of Common Stock for every [yet to be determined pro-rata ratio] pre-split shares outstanding.

●	As a result of the reduction of the Common Stock, as of October 14, 2021, the pre-split total of issued and outstanding shares of 113,154,601 shall be consolidated to a total approximately between 56,577,301 and 9,429,550 issued and outstanding shares.

●	The Company’s authorized number of common stock shall be proportionately reduced at the [yet to be determined pro-rata ratio].

●	This action has been approved by the Board and the written consents of the holders of the majority of the outstanding voting capital stock of the Company.

●	The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the record date as October 14, 2021, for the determination of Stockholders who are entitled to receive this Information Statement.

●	You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Reverse Stock Split will not be filed with the Secretary of State of the State of Wyoming or become effective until at least 20 calendar days after the mailing of this Information Statement.

●	This Information Statement will be mailed after the Definitive Information Statement is filed with the SEC to all Stockholders of record as of the Record date of October 14, 2021.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the “Board”) believes that the Stockholders of the Company will benefit from the Reverse Stock Split because it will attract potential investment from outside investors which will create a more liquid public market for its common stock. Further, the Reverse Stock Split will permit the price per share of the Company to meet the requisite listing requirements to be listed on the major exchange. In order to facilitate such transaction, the Board has determined that the capitalization structure of the Company should be simplified.

ACTION – RE-INCORPORATION – RE-INCORPORATE THE COMPANY FROM WYOMING TO DELAWARE

GENERAL

The Board approved a resolution to authorize the corporate actions necessary to change the Corporation’s state of domicile from Wyoming to Delaware. This change is effected by filing a Certificate of Conversion with the State of Wyoming and the State of Delaware prior to the effectiveness of the Company’s currently filed Form S-1.

PURPOSE AND MATERIAL EFFECTS OF THE RE-INCORPORATION

The Company’s Board of Directors deemed it advisable and in the best interests of the Company and its shareholders for the Corporation to re-incorporate in Delaware, transferring the Corporation from Wyoming because of the inherent benefits being incorporated in Delaware. The primary reason that the Board has approved the Re-Incorporation is because the corporate laws of the State of Delaware are more comprehensive, widely-used and extensively interpreted than the corporate laws of other states, including Wyoming. As a result of the flexibility and responsiveness of the Delaware corporate laws to the legal and business needs of corporations, many major corporations have incorporated in Delaware or have changed their corporate domiciles to Delaware in a manner similar to the Re-Incorporation. The Delaware judiciary has become particularly familiar with corporate law matters and a substantial body of court decisions has developed construing the laws of Delaware, thus providing greater clarity and predictability with respect to our corporate legal and governance affairs. Any benefits provided to the Company by Delaware law directly benefit the Company’s Stockholders.

SUMMARY OF RE-INCORPORATION

Below is a summary of the Re-Incorporation:

●	The Company shall Re-Incorporation in the State of Delaware by filing a Certificate of Conversion with the State of Delaware.

●	This action has been approved by the Board and the written consents of the holders of the majority of the outstanding voting capital stock of the Company.

●	The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the record date as October 14, 2021, for the determination of Stockholders who are entitled to receive this Information Statement.

●	You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Reverse Stock Split will not be filed with the Secretary of State of the State of Wyoming or become effective until at least 20 calendar days after the mailing of this Information Statement.

●	This Information Statement will be mailed after the Definitive Information Statement is filed with the SEC to all Stockholders of record as of the Record date of October 14, 2021.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

Form 10-Q for quarter ended on March 31, 2021

Form 10-Q for quarter ended on June 30, 2021

Form 10-K for fiscal year ended on December 31, 2020

OUTSTANDING VOTING SECURITIES

Our authorized capital stock consists of 1,000,000,000 shares of Common Stock, par value $0.0001 per share, of which 113,154,601 shares are outstanding as of the date of the filing of this Definitive Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following tables set forth the ownership, as of the date of this report, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

Except as otherwise noted below, the address for persons listed in the table is c/o the Company at 5876 Owens Avenue, Suite 100, Carlsbad, California 92008.

Name	Number of Share Beneficially Owned	Percentage of Outstanding Shares Beneficially Owned
Directors, Director Nominees and Named Executive Officers
Luke D’Angelo	9,332,079	8.19%
Gary Wachs	7,117,356	6.29
Virgilio Llapitan	2,197,500	1.94
Jeffrey Moriarty	1,025,000	*
Christopher Williams (1)	1,099,407	*
Mengyin H. Liang ‘Roz Huang’	90,000	*
William Huff	105,000	*
Michael O’Neal	100,000	*
Michael Yadgar	—	*
All officers and directors as a group (9 persons)	21,066,342	18.62%

Other 5% Stockholders
nDigital Ventures (2)	18,011,515	15.92%
Michael Gross (3)	6,800,521	6.01%

* Indicates less than 1% ownership.
(1)	694,407 shares are owned by HUD Investments, LLC, in which Christopher Williams wife, Karen Williams, is the sole owner.
(2)	The mailing address of nDigital Ventures is Office 32 Classic Tower Bldg. 869, RD 3618 Block 436, Seff District Kingdom of Bahrain, Bahrain.
(3)	The mailing address for Michael Gross is 10861 Gala Ave., Alta Loma, Ca 91701.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no such right under the Wyoming Business Corporations Act.

EFFECTIVE DATE OF REVERSE STOCK SPLIT AND RE-INCORPORATION

Pursuant to Rule 14c-2 under the Exchange Act, the reverse split and Re-Incorporation shall not be effective until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: October 14, 2021

By Order of the Board of Directors

/s/ Luke D’Angelo
Luke D‘Angelo
Chief Executive Officer and Chairman of the Board